Exhibit 1.3

8,050,000 Shares

(subject to increase up to 9,257,500 shares

in the event of an increase in the pro forma market

value of the Company’s Common Stock)

Bradford Bancorp, Inc.

(a Maryland Corporation)

Common Stock

(par value $.01 per share)

AGENCY AGREEMENT

August __, 2007

SANDLER O’NEILL & PARTNERS, L.P.

919 Third Avenue, 6th Floor

New York, New York 10022

Ladies and Gentlemen:

Bradford Bancorp, Inc. (the “Company”), a Maryland Corporation, Bradford Bancorp, Inc., a federally chartered mid-tier stock holding company (the “Mid-Tier Company”), Bradford Bank MHC, a federally chartered mutual holding company (the “MHC”), and Bradford Bank, a federally chartered savings bank (the “Bank”), hereby confirm their agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or the “Agent”) with respect to the offer and sale by the Company of up to 8,050,000 shares (subject to increase up to 9,257,500 shares in the event of an increase in the pro forma market value of the Company’s common stock) of the Company’s common stock, par value $.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.”  In addition, as described herein, the Company will contribute 275,000 shares of Common Stock and $250,000 in cash to the Bradford Bank Foundation, a charitable foundation (the “Foundation”), such shares hereinafter being referred to as the “Foundation Shares.”  The Company, the Mid-Tier Company, the MHC and the Bank are sometimes referred to herein as the “Bradford Parties.”

The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the Plan of Conversion (the “Plan”) adopted by the Boards of Directors of the Company, the Mid-Tier Company, the MHC and the Bank.

Pursuant to the Plan, the Company will offer to (i) certain depositors and borrowers of the Bank as well as certain depositors and borrowers of Valley Bank of Maryland (“Valley Bank”), Golden Prague Federal Savings and Loan Association (“Golden Prague”), Senator Bank and American Bank and (ii) the Bank’s tax qualified employee benefit plans, including the Bank’s employee stock ownership plan (the “ESOP”) (collectively, the “Employee Plans”), rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”).  To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public and to other persons in a community offering (the “Community Offering”), with preference given to natural persons residing in Baltimore City and Anne Arundel, Baltimore and Howard Counties, Maryland.  The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or after, the Subscription Offering.  It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the “Syndicated Community Offering”).  The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the “Offerings.”  The Securities may be offered to the general public in a public offering (the “Public Offering”) in lieu of or subsequent to the Syndicated Community Offering.  If there is a Public Offering, the Public Offering will be governed by a separate definitive purchase agreement as described in Section 2 hereof.  It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus.  If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable.

In connection with the Offerings and pursuant to the terms of the Plan as described in the Prospectus, the Company will establish the Foundation.  Immediately following the consummation of the Offerings, subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute to the Foundation $275,000 in cash and up to 275,000 newly issued shares of Common Stock.

Immediately following the completion of the Offerings, the Company will acquire Patapsco Bancorp, Inc., a Maryland corporation (“Patapsco”), in a merger transaction (the “Merger”) pursuant to an Agreement and Plan of Merger (together with exhibits and schedules thereto, the “Merger Agreement”) dated as of March 19, 2007.  Patapsco is the holding company of Patapsco Bank, a Maryland-chartered commercial bank (“Patapsco Bank”).  The Merger will be accomplished in accordance with the laws of the State of Maryland and applicable regulations of the Office of Thrift Supervision (the “OTS”) and the Maryland Commissioner of Financial Regulation (“Maryland Commissioner”), which laws and regulations are collectively referred to as the “Merger Regulations,” and together with the OTS Regulations (as hereinafter defined), the “Reorganization Regulations.”  Sandler O’Neill is serving as financial advisor to Patapsco in connection with the Merger. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of Patapsco (“Patapsco Common Stock”) will be converted into the right to receive, subject to the election and proration procedures outlined in the Merger Agreement, $23.00 in (a) cash without interest, (b) shares of Company Common Stock, or (c) a combination of cash and shares of Company Common Stock (the Company Common Stock to be issued in exchange for Patapsco Common Stock being referred to herein as the “Merger Shares”).  In particular, subject to adjustment, the maximum number of Patapsco shares converted into the right to receive cash consideration will be 50.0% of the total outstanding Patapsco stock and the total number of Patapsco shares converted into the right to receive stock consideration shall be 50.0% of the total outstanding Patapsco shares.  Immediately prior to the effective time of the Merger, each outstanding option to purchase Patapsco Common Stock will be cancelled in exchange for a cash payment from the Company equal to the excess of the $23.00 merger consideration over the exercise price per share of each option.  Although the Offerings and the Merger are separate distinct transactions, the Merger will not occur unless the Offerings are completed and the Offerings will not proceed unless the Merger occurs.  The Offerings and the Merger are collectively referred to herein as the “Reorganization.”  The Reorganization will not be consummated until all conditions to the consummation of both the Offerings and the Merger have been satisfied or waived.  In the event the Merger Agreement is terminated, the Offerings as currently structured, will not be consummated.  Patapsco, Patapsco Bank and their subsidiaries are sometimes referred to as the “Patapsco Parties.”

The following applications have been filed in connection with the Reorganization: (i) an Application for Conversion on Form AC (the “Conversion Application”) has been filed with the OTS; (ii) an Application H-(e)1-S to acquire the Bank (the “Holding Company Application”) has been filed with the OTS; (iii) an application to acquire Patapsco Bank (the “Maryland Merger Application”) has been filed with the Maryland Commissioner; (iv) a Bank Merger Application (the “BMA Application”) has been filed with the OTS; (v) a waiver request (the “FRB Waiver Request”) has been filed with the Federal Reserve Bank of Richmond requesting a waiver from filing a formal application with the Board of Governors of the Federal  Reserve System (the “FRB”) to acquire control of Patapsco Bank; and all amendments and supplementary materials to the foregoing applications required to the date hereof have also been filed.  The Conversion Application, the Holding Company Application, the Maryland Merger Application, the BMA Application and the FRB Waiver Request are referred to herein collectively as the “Reorganization Applications.”  The Conversion Application includes, among other things, the Plan.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-143696), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectus as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the

Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Offerings.  Such Prospectus contains information with respect to the Bank, the Company, the Mid-Tier Company, the MHC, Patapsco, Patapsco Bank, the Common Stock, the Offerings and the Merger.

SECTION 1.      REPRESENTATIONS AND WARRANTIES.

(a)               The Company, the Mid-Tier Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)            The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened by the Commission.  At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the “Agent Information”), which the Company, the MHC and the Bank acknowledge appears only  in the second sentence of the section “Summary — The Offering — Market for Bradford Bancorp’s Common Stock” and in the third sentence of the first paragraph of the section “Market for Common Stock of Bradford Bancorp.”

(ii)           At the time of filing the Registration Statement relating to the offering of the Securities and at the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations.  At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus.  If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Securities at the time it is required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g)

of the Securities Act Regulations and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)          As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.  As used in this paragraph and elsewhere in this Agreement:

1.             “Applicable Time” means 5:00 p.m. on the date of this Agreement.

2.             “Statutory Prospectus,” as of any time, means the most recent Prospectus that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

3.             “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, relating to the offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

4.             “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.             “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.  The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

(iv)          Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the offered Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(v)           Pursuant to the rules and regulations of the OTS, as from time to time amended or supplemented (the “OTS Regulations”), the MHC has filed with the OTS the Conversion Application, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof, including copies of the MHC’s Proxy Statement (the “Proxy Statement”) relating to the conversion of the MHC to stock form (the “Conversion”).  The Board of Directors of the Company, the Mid-Tier Company, the Bank and the MHC have duly adopted the Plan and such adoption has not since been rescinded or revoked.  The Conversion Application and the Proxy Statement have been approved by the OTS, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefore have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the Bank or the MHC, threatened by the OTS.  At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application and the Proxy Statement complied and will comply in all material respects with the applicable provisions of the OTS Regulations and the Conversion Application is truthful and accurate in all material respects.

(vi)          The Company has filed with the OTS the Holding Company Application for approval to acquire control of the Bank, and the Company has filed an amendment or amendments thereto, as required, and the Company has published notice of such filing, as required.  Prior to the Closing Time referred to in this Section 2, the Company will have received written notice from the OTS of its approval of the Holding Company Application, and at the Closing Time such approval will be in full force and effect and no order will have been issued by the OTS suspending or revoking such approval and no proceedings therefore will have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the Bank and the MHC, threatened by the OTS.  At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder.

(vii)         The Bank has filed with the OTS the BMA Application for approval of its merger with Patapsco Bank on the form of interagency bank merger application promulgated under the bank merger provisions of the Federal Deposit Insurance Act, as amended (the “FDIA”) and the OTS regulations promulgated thereunder.  Prior to the Closing Time referred to in Section 2, the Bank will have received written notice from the OTS of its approval of the merger with Patapsco Bank (the “Bank Merger”), and at the Closing Time such approvals will be in full force and effect, and no order will have been issued by the OTS suspending or revoking such approval and no proceedings therefore will have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the Bank and the MHC, threatened by the OTS.  At the date of such approval and at the Closing Time referred to in Section 2, the BMA Application complied and will comply in all material respects with the applicable provisions of the FDIA and the OTS regulations promulgated thereunder.

(viii)        The Bank has filed with the Maryland Commissioner the Maryland Merger Application for approval of its acquisition by merger of Patapsco Bank pursuant to the provisions of the Financial Institutions Article of the Annotated Code of Maryland (the “Maryland Banking Law”).  Prior to the Closing Time referred to in Section 2, the Bank will have received written notice from the Maryland Commissioner of its approval of the Maryland Merger Application, and at the Closing Time, such approval will be in full force and effect and no order will have been issued by the Maryland Commissioner suspending or revoking such approval and no proceedings therefore will have been initiated or, to the knowledge of the Company, Mid-Tier Company, the Bank and the MHC, threatened by the Maryland Commissioner.  At the date of such approval and at the Closing Time referred to in Section 2, the Maryland Merger Application complied and will comply in all material respects with the applicable provisions of the Maryland Banking Law and the regulations promulgated thereunder.

(ix)           The Company has filed with the FRB the FRB Waiver Request requesting the FRB’s waiver pursuant to the provisions of 12 C.F.R. Section 225.12 (the “FRB Regulations”) of the requirement of the Company to file an application to acquire control of Patapsco Bank. Prior to the Closing Time referred to in Section 2, the Company will have received written notice from the FRB of the approval of the Waiver Request, and at the Closing Time, such approval will be in full force and effect and no order will have been issued by the FRB suspending or revoking such approval and no proceeding thereof will have been initiated, or to the knowledge of the Company, the Mid-Tier Company, the Bank and the MHC, threatened by the FRB.  At the date of such approval and at the Closing Time referred to in Section 2, the Waiver Request complied and will comply in all material respects with the applicable provisions of the FRB Regulations.

(x)            At the time of their first use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the OTS Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company filed the Prospectus and any supplemental sales literature with the Commission and the OTS.  The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the OTS Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

(xi)           None of the Commission, the OTS or any state securities (“Blue Sky”) authority has, by order or otherwise, prevented or suspended the use of the Proxy Statement, the Prospectus or any supplemental sales literature authorized by the Company, the Mid-Tier Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened.

(xii)          The Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority other than the OTS and the Commission, except as disclosed in the Prospectus.

(xiii)         At the Closing Time referred to in Section 2, the Company, the Mid-Tier Company, the Bank and the MHC will have completed the conditions precedent to the Offerings and the establishment of the Foundation in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedents to the Offerings and the establishment of the Foundation imposed upon the Company, the Bank, the Mid-Tier Company, or the MHC by the OTS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Offerings.  At the Closing Time referred to in Section 2, the Offerings and establishment of the Foundation will have been effected in all material respects in the manner described in the Prospectus and in accordance with the Plan, the OTS Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance in all material respects with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the Mid-Tier Company, the Bank or the MHC by the Commission, the OTS or any other regulatory or Blue Sky authority.

(xiv)        At the Closing Time referred to in Section 2, the Bradford Parties and the Patapsco Parties will have completed the conditions precedent to the Merger in accordance with the Merger Agreement (other than the delivery and exchange of shares and other than conditions waived by the parties thereto), and all applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Bradford Parties and the Patapsco Parties by the Commission, the OTS, the Maryland Commissioner, the FRB, any state regulatory or Blue Sky authority or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger (the “Effective Time”).

(xv)         RP Financial, LC., (the “Appraiser”), which prepared the valuation of the common stock of the Company as part of the Plan, has advised the Company, the Mid-Tier Company, the Bank and the MHC in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the OTS or its staff with respect thereto.

(xvi)        Stegman & Company (“Stegman”) [and Clifton Gunderson LLP], the accountants who audited and reported on the consolidated financial statements and supporting schedules of the MHC and its subsidiaries included in the Registration Statement, have advised the Company, the Mid-Tier Company, the MHC and the Bank in writing that they [each] are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (“PCAOB”) and such accountants are, with respect to the Company, the Mid-Tier Company, the MHC and the Bank, independent certified registered public accountants as required by, and are not in violation of the auditor independence requirements of, the Securities Act, the Securities Act Regulations and OTS Regulations and each accountant is not in violation of the auditors independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  [Beard Miller Company LLP (“Beard Miller”), the accountants who audited and reported on the consolidated financial statements and supporting schedules of Valley Bancorp, Inc. (“Valley Bancorp”) and subsidiaries included in the Registration Statement, has advised Valley Bancorp and Valley Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, that they are registered with the PCAOB and that such accountants were, with respect to Valley Bancorp and Valley Bank, independent certified public accountants as required by, and were not in violation of the auditor independence requirements of, the Securities Act, the Securities Act Regulations and OTS Regulations and such accountants were not in violation of the auditors independent requirements of the Sarbanes-Oxley Act.]  Beard Miller, the accountants who audited and reported on the consolidated financial statements and supporting schedules of Patapsco and its subsidiaries included in the Registration Statement, have advised Patapsco and Patapsco Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the AICPA, that they are registered with the PCAOB and such accountants are, with respect to Patapsco and Patapsco Bank, independent certified registered public accountants as required by, and are not in violation of the auditor independence requirements of, the Securities Act, the Securities Act Regulations and OTS Regulations and each accountant is not in violation of the auditors independence requirements of the Sarbanes-Oxley Act.

(xvii)       The only direct subsidiary of the MHC is the Mid-Tier Company.  The only direct subsidiaries of the Mid-Tier Company are the Bank and Bradford Title LLC (“Bradford Title”).  The only direct subsidiaries of the Bank are Bradford Financial Group, Inc. and GP Service Corporation (collectively, with Bradford Title, the “Subsidiaries”).  Except for the Subsidiaries and except as set forth in the Prospectus, none of the Company, the Mid-Tier Company, the MHC or the Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.  The only direct subsidiaries of Patapsco are Patapsco Bank and Patapsco Statutory Trust I.  The only direct subsidiaries of Patapsco Bank are PFSC Holding Company, Prime Business Leasing, Inc. and Patapsco Financial Services, Inc. (collectively, the “Patapsco Subsidiaries”).  Except for the Patapsco Subsidiaries and except as set forth in the Prospectus, none of Patapsco or Patapsco Bank, directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

(xviii)      The consolidated financial statements and the related schedules and notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of each of (i) the MHC and its subsidiaries, (ii) Valley Bancorp and its subsidiaries, and (iii) Patapsco and its subsidiaries, at the dates indicated and the results of operations, changes in equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement and Prospectus present fairly the information required to be stated therein.  The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xix)         Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or Patapsco, Patapsco Bank and the Patapsco Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, and (C) except for transactions specifically referred to or contemplated in the Registration Statement and the Prospectus, there have been no transactions entered into by Patapsco, Patapsco Bank or any of the Patapsco Subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to Patapsco, Patapsco Bank or the Patapsco Subsidiaries considered as one enterprise. The capitalization, liabilities, assets, properties and business of each of the Company, the Mid-Tier Company, the MHC, the Bank, Patapsco and Patapsco Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the Mid-Tier Company, the MHC, the Bank, Patapsco or Patapsco Bank has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus and none of the Company, the Mid-Tier Company, the MHC, the Bank, Patapsco or Patapsco Bank have issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus.

(xx)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified to transact business and is in good standing under the laws of the State of Maryland and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to do so qualify would not have a Material Adverse Effect on the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise.  The Company will be a registered savings and loan holding company under HOLA.  Upon consummation of the Conversion, the only subsidiaries of the Company will be the Bank and Bradford Title. For purposes of this Agreement, except as otherwise expressly set forth herein, “Material Adverse Effect” with respect to any party means any effect that is material and adverse to (1) the financial position, business, results of operations, financial performance or prospects of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(xxi)         The Mid-Tier Company has been duly organized and is validly existing as a stock holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Mid-Tier Company is duly qualified to transact business and is in good standing under the laws of the United States of America and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise.  The Company conducts business exclusively in the State of Maryland.

(xxii)        Patapsco has been duly organized and is validly existing as a corporation in good standing chartered under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus.  Patapsco is duly qualified to transact business and is in good standing under the laws of the State of Maryland and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to do so qualify would not have a Material Adverse Effect on Patapsco, Patapsco Bank and the Patapsco Subsidiaries, considered as one enterprise.  Patapsco conducts business exclusively in the State of Maryland.

(xxiii)       Upon completion of the Offerings and the contribution of the Foundation Shares as described in the Prospectus, the issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus).  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of serial preferred stock, par value $.01 per share.  No shares of Common Stock or other capital stock of the Company have been or will be issued and outstanding prior to the Closing Time referred to in Section 2 except for 100 shares which will be issued just prior to the Closing Time, which shares will be cancelled in connection with the consummation of the transactions contemplated by the Plan.  At the date hereof and at the Closing Time, the Securities and the Foundation Shares will have been duly authorized for issuance and, in the case of the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, and, in the case of the Foundation Shares, when contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; at the time of the Merger, the Merger Shares will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform to the requirements of applicable law and regulations; and the issuance of the Securities, the Foundation Shares and the Merger Shares is not subject to preemptive or other similar rights, except for subscription rights granted pursuant to the Plan in accordance with the OTS Regulations.  Upon consummation of the transactions contemplated by the Merger Agreement, there will be no issued and outstanding shares of capital stock of either Patapsco or Patapsco Bank and the separate corporate existence of each of Patapsco and Patapsco Bank shall have ceased.

(xxiv)       The MHC has been duly organized and is validly existing as a mutual holding company chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby; and the MHC is duly qualified to transact business and is in good standing under the laws of the United States of America and in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.  The MHC conducts business exclusively in the State of Maryland.

(xxv)        The MHC has no capital stock.  All holders of the savings, demand or other authorized accounts of the Bank are members of the MHC.  The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(xxvi)       The Bank has been duly organized and is validly existing as a savings bank chartered under the laws of the United States of America with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Bank is duly qualified to transact business and is in good standing under the laws of the State of Maryland and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xxvii)      The authorized capital stock of the Bank consists of 1,000 shares of common stock, par value $1.00 per share (“Bank Common Stock”), and the issued and outstanding capital stock of the Bank is 100 shares of Bank Common Stock, all of which are owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.  All of the issued and outstanding Bank Common Stock has been duly authorized, validly issued and fully paid and nonassessable; the terms and provisions of the Bank Common Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock comply with the requirements of applicable laws and regulations; the issuance of Bank Common Stock is not subject to preemptive or similar rights; and there are no outstanding warrants, options or rights of any kind to acquire additional shares of Bank Common Stock.

(xxviii)     The Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries are in all material respects in compliance therewith; none of the Company, the Mid-Tier Company,  the MHC, the Bank or any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(xxix)       Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary are permitted to subsidiaries of a federally-chartered savings bank or federally-chartered mid-tier stock holding company, in the case of the Bank and the Mid-Tier Company, respectively, by the rules, regulations and practices of the Federal Deposit Insurance Corporation (“FDIC”) and the OTS; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in the Prospectus, is owned by the Mid-Tier Company or the Bank, as the case may be, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any Subsidiary.

(xxx)            Patapsco Bank has been duly organized and is validly existing as a commercial bank chartered under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties, and to conduct its business as described in the Registration Statement and the Prospectus; and Patapsco Bank is duly qualified to transact business and is in good standing under the laws of the State of Maryland and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xxxi)       Patapsco, Patapsco Bank and the Patapsco Subsidiaries have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and Patapsco, Patapsco Bank and the Patapsco Subsidiaries are in all material respects in compliance therewith; none of Patapsco, Patapsco Bank or any Patapsco Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(xxxii)      Each Patapsco Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Patapsco Subsidiary are permitted to subsidiaries of a Maryland-chartered commercial bank, in the case of Patapsco Bank, and a Maryland-chartered bank holding company, in the case of Patapsco, by the rules, regulations and practices of the FDIC and the Maryland Commissioner, in the case of Patapsco Bank, and the FRB, in the case of Patapsco; all of the issued and outstanding capital stock of each Patapsco Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Patapsco or Patapsco Bank, as the case may be, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of any Patapsco Subsidiary.

(xxxiii)     Each of the Bank and Patapsco Bank is a member in good standing of the Federal Home Loan Bank of Atlanta; the deposit accounts of each of the Bank and Patapsco Bank are insured by the FDIC up to the applicable limits.  The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(xxxiv)     The Company, the Mid-Tier Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Mid-Tier Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxxv)          Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package and prior to the Closing Time referred to in Section 2 hereof, except as otherwise may be indicated or contemplated therein, none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries or Patapsco, Patapsco Bank or the Patapsco Subsidiaries will have (A) issued any securities (except, with respect to Patapsco, the vesting and exercise of Patapsco Options (as such term is defined the Merger Agreement) outstanding as of March 19, 2007 granted pursuant to the Patapsco Stock Plans (as such term is defined in the Merger Agreement) or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which are material in light of the business of the Bradford Parties and the Subsidiaries, taken as a whole, on the one hand, or in light of the business of the Patapsco Parties, taken as a whole, on the other hand, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxxvi)     No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, the Foundation Shares and the Merger Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the “Blue Sky” or securities laws of various jurisdictions.

(xxxvii)       None of the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries, Patapsco, Patapsco Bank or the Patapsco Subsidiaries is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws or other written corporate governance requirements or guidelines; and none of the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries, Patapsco, Patapsco Bank, or the Patapsco Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries, Patapsco, Patapsco Bank or the Patapsco Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Mid-Tier Company, the Bank, the Subsidiaries, Patapsco, Patapsco Bank or the Patapsco Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of the Company, the Mid-Tier Company, the MHC, the Bank,

Patapsco or Patapsco Bank which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

(xxxviii)   The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Company, the Mid-Tier Company, the MHC and the Bank, and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the respective, articles of incorporation, charter or bylaws of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

(xxxix)          No labor dispute with the employees of the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries, Patapsco, Patapsco Bank or the Patapsco Subsidiaries exists or, to the knowledge of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, is imminent or threatened; and the Company, the Mid-Tier Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors, or the principal suppliers or contractors of Patapsco, Patapsco Bank or the Patapsco Subsidiaries, which might be expected to have a Material Adverse Effect on the Bradford Parties on the one hand or on the Patapsco Parties on the other hand.

(xl) Each of the Company, the MHC, the Bank and the Subsidiaries has good and marketable title to all of their properties and assets for which ownership is material to the business of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such are described in the Prospectus or are not material in relation to the business of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries under which the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.  Each of the Patapsco Parties has good and marketable title to all of their properties and assets for which ownership is material to the business of the Patapsco Parties and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such are described in the Prospectus or are not material in relation to the business of the Patapsco Parties, considered as one enterprise; and all of the leases and subleases material to the business of the Patapsco Parties under which the Patapsco Parties hold properties, including those described in the Prospectus, are valid and binding agreements of the Patapsco Parties, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xli)      None of the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries or the Patapsco Parties is in violation of any order or directive from the OTS, the Maryland Commissioner, the FDIC, the FRB, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries and the Patapsco Parties have conducted and are conducting their respective businesses so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the Maryland Commissioner, the FDIC, the FRB and the Commission).  Except as disclosed in the Registration Statement, neither the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries nor the Patapsco Parties is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company, the Mid-Tier Company,  the MHC, the Bank, the Subsidiaries or the Patapsco Parties been advised by any Regulatory Agency that it is considering issuing or requesting the issuance of any additional Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries or the Patapsco Parties which is expected to have a Material Adverse Effect on the Bradford Parties on the one hand, or on the Patapsco Parties on the other hand, or which might materially and adversely affect the properties or assets thereof or which might adversely affect the consummation of the Offerings or the Merger or the performance of this Agreement.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Mid-Tier Company, the MHC, the Bank, the Subsidiaries or the Patapsco Parties.

(xlii)     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened, against or affecting the Company, the Mid-Tier Company, the MHC or the Bank which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, or which might adversely affect the consummation of the Offerings or the Merger or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are in the aggregate not material.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Mid-Tier Company, the MHC, the Bank or the Patapsco Parties, threatened, against or affecting the Patapsco Parties which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations, business affairs or prospects of the Patapsco Parties, considered as one enterprise, or which might materially and adversely affect the properties or assets thereof, or which might adversely affect the consummation of the Offerings or the Merger or the performance of this Agreement; all pending legal or governmental proceedings to which the Patapsco Parties is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are in the aggregate not material.

(xliii)    The Company, the Mid-Tier Company, the MHC and the Bank have obtained the opinions of its counsel, Muldoon Murphy & Aguggia LLP, with respect to (A) the legality of the Securities, the Foundation Shares and the Merger Shares to be issued and (B) certain federal income tax consequences of the Offerings and the Plan and the Merger, copies of which are filed as exhibits to the Registration Statement; all material aspects of the latter opinion is accurately summarized in the Prospectus under “The Conversion and Stock Offering — Material Income Tax Consequences,” the facts and representations upon which such opinion is based are truthful, accurate and complete in all material respects, and neither the Company, the Mid-Tier Company, the MHC, nor the Bank has taken or will take any action inconsistent therewith.

(xliv)    The Company, the Mid-Tier Company, the MHC and the Bank have obtained the opinion of Stegman with respect to the tax consequences of the Conversion under the laws of the State of Maryland, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinion are accurately summarized in the Prospectus under “The Conversion and Stock Offering-Material

Income Tax Consequence,” the facts and representations upon which such opinion is based are truthful, and complete in all material respects, and neither the Company, the Mid-Tier Company, the MHC nor the Bank have taken or will take any action inconsistent therewith.

(xlv)     The Company is not and, upon completion of the Merger, the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered as an “investment company” as that term is defined under the Investment Company Act of 1940, as amended.

(xlvi)    All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the MHC and Patapsco included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and 12 C.F.R. Section 560.210), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect on the Bradford Parties on the one hand or the Patapsco Parties on the other hand.

(xlvii)   To the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8.00% of the Common Stock outstanding after the Offerings (including the Foundation Shares), none of the Company, the Mid-Tier Company, the MHC, the Bank or their employees has made any payment of funds of the Company, the Mid-Tier Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law, and no funds have been set aside to be used for any payment prohibited by law and none of the Patapsco Parties or employees of the Patapsco Parties has made any payment of funds prohibited by law or set aside any funds for any payment prohibited by law.

(xlviii)  Each of the Company, the Mid-Tier Company, the MHC and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Each of Patapsco and Patapsco Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xlix)    The Company, the Mid-Tier Company, the MHC, the Bank, each Subsidiary and the Patapsco Parties are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.  Each of the Bank and Patapsco Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA Patriot Act and all applicable regulations promulgated thereunder.  There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the best knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened regarding the Bank’s or Patapsco Bank’s compliance with the USA Patriot Act or any regulations promulgated thereunder.

(l)  None of the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary nor any properties owned or operated by the Company, the MHC, the Bank or any Subsidiary is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not result in a Material Adverse Effect.  None of the Patapsco Parties nor any properties owned or operated by the Patapsco Parties is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not result in a Material Adverse Effect.  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank or any Subsidiary, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect.  There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Patapsco Parties, threatened, relating to the liability of any property owned or operated by the Patapsco Parties, under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect.  For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(li) The Company, the Mid-Tier Company, the MHC, the Bank, each Subsidiary and the Patapsco Parties have timely filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.  No tax deficiency has been asserted, and the Company, the Mid-Tier Company, the MHC and the Bank have no knowledge of any tax deficiency which could be asserted against the Company, the MHC, the Bank or the Subsidiaries.  No tax deficiency has been asserted, and the Patapsco Parties have no knowledge of any tax deficiency which could be asserted against the Patapsco Parties.

(lii)       The Company has received all approvals required to consummate the Reorganization and to have the Securities, the Foundation Shares and the Merger Shares listed on the Nasdaq Global Market effective as of the Closing Time referred to in Section 2 hereof.

(liii)      There are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”) between any member of the NASD and any of the Company’s, the Mid-Tier Company’s, the MHC’s or the Bank’s officers or directors.

(liv)     The Company, the Mid-Tier Company, the MHC, the Bank and each Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(lv)      The Company, the Mid-Tier Company, the MHC and the Bank have not relied on Agent or its counsel for any legal, tax or accounting advice in connection with the Offerings or the Merger.

(lvi)     The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as each such term is defined in the Plan) are accurate and complete in all material respects.

(lvii)    The Company, the Mid-Tier Company, the MHC, the Bank, each Subsidiary and the Patapsco Parties is each in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Mid-Tier Company, the MHC, the Bank, any Subsidiary or the Patapsco Parties, respectively, would have any liability; each of the Company, the MHC, the Bank, each Subsidiary and the Patapsco Parties has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of , or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Mid-Tier Company, the MHC, the Bank, any Subsidiary or the Patapsco Parties  would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(lviii)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and (ii) are effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data or (ii) has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of the Company’s disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  The Patapsco Parties have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Patapsco Parties, including its consolidated subsidiaries, is made known to the Patapsco Parties’ principal executive officer and its principal financial officer by others within those entities; and (ii) are effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls which could adversely affect the Patapsco Parties’ ability to record, process, summarize, and report financial data or (ii) has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Patapsco Parties’ internal controls. Since the date of the most recent evaluation of the Patapsco Parties’ disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(lix)              The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.  Patapsco is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to Patapsco, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness, until the effective time of the Merger.

(lx) Any certificate signed by any officer of the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Mid-Tier Company, the MHC or the Bank to the Agent as to the matters covered thereby.

(lxi)      The Foundation has been duly authorized and incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those obtained from the OTS; except as specifically disclosed in the Prospectus, the Proxy Statement or the Conversion Application, there are no agreements and/or understandings, written or oral, between the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Foundation, on the other, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the Closing Time, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable. The issuance of the Foundation Shares to the Foundation pursuant to the Plan has been registered pursuant to the Registration Statement.

(lxii)     The mergers of Valley Bank, Golden Prague and Senator Bank with and into the Bank (the “Prior Bank Mergers”) consummated in January 2007, June 2007 and June 2007, respectively, were conducted in accordance in all material respects with the Bank Merger Applications filed with the OTS with respect to the Prior Bank Mergers and the terms and conditions of the approval of the Prior Bank Mergers by the OTS by letters dated December 22, 2006, May 14, 2007 and May 22, 2007.

SECTION 2.             APPOINTMENT OF SANDLER O’NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O’Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company’s sale of Common Stock in the Offerings.  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O’Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders.  The services to be rendered by Sandler O’Neill pursuant to this appointment include the following:  (i) consulting as to the securities marketing implications of the Plan and any related corporate documents; (ii) reviewing with the Board of Directors of the Company, the Mid-Tier Company, the MHC and the Bank, the financial impact of the Offering based upon the Appraiser’s appraisal of the

Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the MHC and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting management of the Company, the MHC and the Bank in scheduling and preparing for meetings with potential investors and broker-dealers; and (vi) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O’Neill will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis.  Sandler O’Neill will endeavor to limit the aggregate fees to be paid by the Company, the Mid-Tier Company, the MHC and the Bank to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O’Neill and Selected Dealers shall not exceed 6.0% of the aggregate dollar amount of the Securities sold in the Syndicated Community Offering by such Selected Dealers.  Sandler O’Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and the Bank, which may result in limiting the allocation of stock to certain Selected Dealers.  It is understood that in no event shall Sandler O’Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Mid-Tier Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof.  Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above.  The closing shall be held at the offices of Muldoon Murphy & Aguggia LLP at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto.  The Company shall notify the Agent by telephone when funds shall have been received for all the Securities.  Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions.  Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate.  The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities or the issuance of the Foundation Shares or the Merger Shares.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

(a)           One hundred and twenty-five basis points (1.25%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering, excluding in each case shares (i) purchased by (a) any employee benefit plan or trust of the Company, the Mid-Tier Company, the MHC or the Bank established for the benefit of their respective directors, officers and employees, or (b) any director, officer or employee of the Company, the MHC or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouses, siblings, children and grandchildren) or entities owned or controlled by them, and (ii) issued to the Foundation; and

(b)           With respect to any Securities sold by a NASD member firm (other than Sandler O’Neill) in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers, and (ii) a management fee to Sandler O’Neill of one hundred basis points (1.00%) of the aggregate purchase price of the Securities sold in the Syndicated Community Offering.  Any fees payable to Sandler O’Neill and other NASD member firms for Securities sold by Sandler O’Neill under any such agreement shall be limited to an aggregate of six percent (6.00%) of the aggregate purchase price of the Securities sold by Sandler O’Neill and other NASD member firms.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offerings are terminated by the Company, no fee shall be payable by the Company to Sandler O’Neill; provided, however, that the Company shall reimburse the Agent for all of its out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent up to a maximum of $70,000 in accordance with the provisions of Section 4 hereof.  In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3.             COVENANTS OF THE COMPANY, THE MID-TIER COMPANY, THE MHC AND THE BANK.  The Company, the Mid-Tier Company, the MHC and the Bank covenant with the Agent as follows:

(a)           The Company, the Mid-Tier Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Proxy Statement, the Plan, the Reorganization Application as may hereafter be required by the Securities Act Regulations or the Reorganization Regulations or as may hereafter be requested by the Agent.  Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the Mid-Tier Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent.  The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Plan or the Reorganization Applications, (ii) of the receipt of any comments from the OTS, the Commission or any other governmental entity with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the OTS or any other governmental entity for any amendment to the Registration Statement or the Plan or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS or any other governmental entity of any order suspending the Offerings, the Merger, any approval of the Reorganization Applications or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction.  The Company, the Mid-Tier Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company represents and agrees that, unless it obtains the prior written consent of the Agent and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(c)           The Company, the Mid-Tier Company, the MHC and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Reorganization Applications, the Plan or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)           The Company, the Mid-Tier Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Reorganization Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)           During the period when the Prospectus is required to be delivered, the Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commission, the OTS, by the applicable Reorganization Regulations, as from time to time in force, and by the Nasdaq Global Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of the Securities during such period in accordance with the provisions hereof and the Prospectus.

(f)            If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the Mid-Tier Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Mid-Tier Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement.  For the purpose of this subsection, the Company, the Mid-Tier Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)           The Company, the Mid-Tier Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities and the Foundation Shares for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the Mid-Tier Company, the MHC or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  In each jurisdiction in which the Securities have been so qualified, the Company, the Mid-Tier Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)           The Company authorizes Sandler O’Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(i)            The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement (as defined in Rule 158 of the Securities Act Regulations) that will satisfy the provisions of Section 11(a) of the Securities Act.

(j)            During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its stockholders consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail.  In addition, the Company will use its reasonable best efforts to make public such annual report and quarterly consolidated summary financial information through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(k)           During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.  For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)            The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Offerings or the Merger.

(m)          Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(n)           The Company will report the use of proceeds from the Offerings on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(o)           The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act during such period.  The Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Global Market for not less than three years.

(p)           The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 2790 of the National Association of Securities Dealers, Inc. and all related rules.

(q)           Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities, the Foundation Shares and the Merger Shares for a period of 180 days following the Closing Time.

(r)            During the period beginning on the date hereof and ending on the later of the fifth anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 made prior to the fifth anniversary of the Closing Time, respectively, none of the Company, the Mid-Tier Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

(s)           The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Conversion Application including the Plan and the establishment and operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Code; the Company and the Bank will take no action which may reasonably be expected to result in the possible loss of the Foundation’s tax exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

(t)            During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable laws and regulations necessary for the Bank to continue to be a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(u)           The Company shall not deliver the Securities and the Foundation Shares until the Company, the Mid-Tier Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

(v)           The Company, the Mid-Tier Company, the MHC and the Bank will furnish to Sandler O’Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by Stegman, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.  The Company, the Mid-Tier Company, the MHC and the Bank will cause Patapsco, Patapsco Bank and the Patapsco Subsidiaries to furnish to Sandler O’Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of Patapsco which have been read by Beard Miller, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(w)          During the period in which the Prospectus is required to be delivered, each of the Company, the Mid-Tier Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Global Market and the OTS.

(x)            The MHC will not amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(y)           The Company, the Mid-Tier Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(z)            The Company, the Mid-Tier Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(aa)         The Company, the Mid-Tier Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(bb)         The Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(cc)         The Company, the Mid-Tier Company, the MHC and the Bank will (i) complete the conditions precedent to the Merger in accordance with the Merger Agreement, the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the Commission, the OTS or the Maryland Commissioner or any other regulatory authority or Blue Sky authority, and to comply with those which the regulatory authority permits to be completed after the Merger and the Offerings; and (ii) conduct the Offerings in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the MHC and the Bank by the Commission, the OTS, the FDIC or any other regulatory or Blue Sky authority.

(dd)         The Company will file a registration statement for the Securities under Section 12(b) of the Exchange Act prior to the Closing Time.

SECTION 4.             PAYMENT OF EXPENSES.  The Company agrees to bear all expenses incurred in connection with the Offering and the stock information center, regardless of whether the Offerings are consummated, including, without limitation, (a) the cost of obtaining all securities and bank regulatory approvals, including any required NASD filing fees; (b) the cost of printing and distributing the offering materials; (c) the costs of blue sky qualification (including fees and expenses of blue sky counsel) of the shares in the various states; (d) listing fees; (e) all fees and disbursements of the Company’s counsel, accountants and other advisors; and (f) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent’s counsel, up to a maximum of $70,000 with respect to the expenses contemplated by this clause (f).  In the event the Agent incurs any such fees and expenses on behalf of the Company, the Company, will reimburse the Agent for such fees and expenses whether or not the Offering is consummated; provided, however, that the Agent shall not incur any expenses exceeding $5,000 on behalf of the Company, pursuant to this paragraph without the prior approval of the Company.  All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5.             CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the Mid-Tier Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Mid-Tier Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Mid-Tier Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the Mid-Tier Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or the authorization for final use effectiveness of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or the OTS, and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)           At Closing Time, the Agent shall have received:

(1)           The favorable opinion contained in Exhibit 1 hereof, dated as of Closing Time, of Muldoon Murphy & Aguggia LLP, special counsel for the Company, the Mid-Tier Company,  the MHC and the Bank, in form and substance satisfactory to counsel for the Agent.

(2)           The favorable opinion contained in Exhibit 2 hereof, dated as of Closing Time, of Luse Gorman Pomerenk & Schick, P.C., counsel for the Patapsco Parties, in form and substance satisfactory to the counsel for the Agent.

(3)           The favorable opinion contained in Exhibit 3 hereof, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P, counsel for the Agent, in form and substance satisfactory to the Agent.

(4)           In addition to giving their opinions required by subsections (b)(l) and (b)(3), respectively, of this Section, Muldoon Murphy & Aguggia LLP and Elias, Matz, Tiernan & Herrick L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, or that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Muldoon Murphy & Aguggia LLP, Luse Gorman Pomerenk & Schick, P.C. and Elias, Matz, Tiernan & Herrick L.L.P. may rely as to matters of fact on certificates of officers and directors of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, or the Patapsco Parties, as applicable, and certificates of public officials, and Elias, Matz, Tiernan & Herrick L.L.P. may also rely on the opinion of Muldoon Murphy & Aguggia LLP with respect to matters set forth in paragraphs (i), (ii), (iii), (iv),(vii), (viii), (ix), (xvii), (xviii) and (xxi) therein.

(c)           At the Closing Time referred to in Section 2, the Company, the Mid-Tier Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Offerings in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offerings imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Offerings.

(d)           At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the

Prospectus, any material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or the Patapsco Parties, considered as one enterprise, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank and the Chief Financial or Chief Accounting Officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC, the Bank or the Patapsco Parties from the latest date as of which the financial condition of the Company, the MHC or the Bank, as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice (iii) neither the Company, the Mid-Tier Company, the MHC, the Bank nor the Patapsco Parties shall have received from the OTS, the Maryland Commissioner, the FDIC or the FRB any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, or the Patapsco Parties, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Mid-Tier Company, the MHC and the Bank has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge after inquiry, threatened by the Commission, and (vii) no order suspending the Subscription and Community Offering or Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations.

(e)           At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer and President of the Company, of the Mid-Tier Company, of the MHC and of the Bank and the Chief Financial Officer of the Company, of the Mid-Tier Company, of the MHC and of the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the MHC and any subsidiary, and the Patapsco Parties, as of and for the dates and periods covered by the Registration Statement and the Prospectus.

(f)            (1) At the time of the execution of this Agreement, the Agent shall have received from Stegman a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the OTS Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Stegman set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of the MHC included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data of Bradford Bank MHC” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the long-term or short-term debt or non-performing assets of the Company or any decrease in consolidated total assets, the allowance for loan losses, total deposits or retained earnings of the MHC, in each case as compared with the amounts shown in the consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from March 31, 2007 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the MHC, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Mid-Tier Company, the MHC and the Bank identified in such letter.

(2)           At the time of the execution of this Agreement, the Agent shall have received from Beard Miller a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to Patapsco, Patapsco Bank and the Patapsco Subsidiaries within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the applicable regulations of the FDIC and the FRB, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Beard Miller set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited consolidated financial statements and supporting schedules of Patapsco included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data of Patapsco Bancorp” in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the long-term or short-term debt or non-performing asset of Patapsco or any decrease in consolidated total assets, the allowance for loan losses, total deposits or stockholders’ equity of Patapsco, in each case as compared with the amounts shown in the consolidated statements of financial conditions included in the Registration Statement or, (D) during the period from March 31, 2007 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of Patapsco, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of Patapsco and Patapsco Bank identified in such letter.

(g)           At Closing Time, the Agent shall have received from each of Stegman and Beard Miller a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

(h)           At Closing Time, the Securities, the Foundation Shares and the Merger Shares shall have been approved for quotation on the Nasdaq Global Market upon notice of issuance.

(i)            At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(j)            At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and/or sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities, the Foundation Shares and the Merger as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(k)           At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New Jersey authorities.

SECTION 6.             INDEMNIFICATION.

(a)           The Company, the Mid-Tier Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i)            from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Offerings (including the establishment of the Foundation and the contribution of the Foundation Shares and cash thereto by the Company) or any action taken by the Agent where acting as agent of the Company, the Mid-Tier Company, the MHC or the Bank or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent;

(ii)           from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing or Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any General Disclosure Package or any Issuer-Represented Free Writing or Limited-Use

Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)          from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Mid-Tier Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

(iv)          from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense that arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Issuer-Represented Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.  Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification would constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b)           The Agent agrees to indemnify and hold harmless the Company, the Mid-Tier Company, the MHC and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, the Limited-Use Free Writing Prospectus or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Agent Information.

(c)           Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)           The Company, the Mid-Tier Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC and its members, the Bank, the Company, the Mid-Tier Company, the Company’s, the Mid-Tier Company’s, the MHC’s or the Bank’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e)           In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Mid-Tier Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Mid-Tier Company, the MHC, and the Bank, jointly and severally, agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

SECTION 7.             CONTRIBUTION.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Mid-Tier Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mid-Tier Company,  the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees in the Offerings bears to the maximum aggregate gross proceeds in the Offerings and the Company, the Mid-Tier Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the Mid-Tier Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Mid-Tier Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Mid-Tier Company, the MHC and the Bank.  Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8.             REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Mid-Tier Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

SECTION 9.             TERMINATION OF AGREEMENT.

(a)           The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Mid-Tier Company, the MHC or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Global Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse changes in the condition of the Company, the Mid-Tier Company, the MHC or the Bank or the Patapsco Parties or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Offerings are not consummated on or prior to March 31, 2008.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10.           NOTICES.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to the Agent at 919 Third Avenue, 6th Floor, New York, New York 10022, attention of General Counsel, with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005, attention of Philip R. Bevan; notices to the Company, the Mid-Tier Company, the MHC and the Bank shall be directed to any of them at Bradford Bancorp, Inc., 6910 York Road, Baltimore, Maryland, 21212, attention of Dallas R. Arthur, with a copy to Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, attention of Gary R. Bronstein.

SECTION 11.           PARTIES.  This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained.  This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12.           ENTIRE AGREEMENT; AMENDMENT.  This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated October 24, 2006, by and between the Agent, the Company, the Mid-Tier Company, the MHC and the Bank, relating to the Agent’s providing conversion agent services to the Company and the Bank.  No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13.           GOVERNING LAW AND TIME.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof.  Unless otherwise noted, specified times of day refer to Eastern Time.

SECTION 14.           SEVERABILITY.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15.           HEADINGS.  Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the MHC and the Bank on the other in accordance with its terms.

Very truly yours,

BRADFORD BANCORP, INC.

By:
			Name:	Dallas R. Arthur
			Title:	President and Chief Executive Officer

BRADFORD BANK

By:
			Name:	Dallas R. Arthur
			Title:	President

BRADFORD BANK MHC

By:
			Name:	Dallas R. Arthur
			Title:	President

BRADFORD MID-TIER COMPANY

By:
			Name:	Dallas R. Arthur
			Title:	President

CONFIRMED AND ACCEPTED,
as of the date first above written:

Sandler O’Neill & Partners, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
An Officer of the Corporation

EXHIBIT 1

Exhibit 1 to Agency Agreement

The favorable opinion, dated as of the Closing Time, of Muldoon Murphy & Aguggia LLP to the effect that:

(i)            The Company has been duly organized and is validly existing as a corporation in good standing chartered under the laws of the State of Maryland.

(ii)           The Mid-Tier Company has been duly organized and is validly existing as a federal stock holding company chartered under the laws of the United States of America.

(iii)          The MHC has been duly organized and is validly existing as a federal mutual holding company chartered under the laws of the United States of America.

(iv)          The Bank has been duly organized and is validly existing as a savings bank chartered under the laws of the United States of America.

(v)           Each of the Company, the Mid-Tier Company, the MHC and the Bank has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(vi)          The Bank has the authority to transact its business in the State of Maryland.

(vii)         The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of serial preferred stock, par value $.01 per share, of which no shares are issued and outstanding; immediately upon consummation of the Offerings, the issuance of the Foundation Shares to the Foundation and the issuance of the Merger Shares pursuant to the Merger Agreement, all of the issued and outstanding shares of the Company will be within the range set forth in the Prospectus under “Capitalization.”

(viii)        The authorized capital stock of the Bank consists of 1,000 shares of common stock, and the issued and outstanding capital stock of the Bank is 100 shares of common stock, all of which are owned beneficially and of record by the Mid-Tier Company free and clear of any security interest, mortgage, pledge, lien or encumbrance, and upon completion of the Reorganization, all of which will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien or encumbrance.  All of the issued and outstanding capital stock of the Bank has been duly authorized, validly issued and fully paid and nonassessable and was exempt from registration under the Securities Act pursuant to Section 3(a)(5) thereof.

(ix)           The Securities, the Foundation Shares and the Merger Shares have been duly authorized for issuance and sale; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be validly issued, fully paid and nonassessable.  The Merger Shares, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

(x)            The issuance of the Securities, the Foundation Shares and the Merger Shares are not subject to preemptive rights arising by operation of federal laws and regulations or the Company’s articles of incorporation.

(xi)           To such counsel’s actual knowledge, the Company, the Mid-Tier Company, the MHC and the Bank have conducted the Offerings and the establishment and funding of the Foundation in accordance with applicable requirements of the OTS Regulations (except to the extent that the requirement to comply therewith was specifically waived by the OTS), the Plan and the letters from the OTS dated _________, 2007 and ___________, 2007 approving the Conversion Application and the Holding Company Application and declaring the Prospectus effective and clearing the Proxy Statement (which letters, to such counsel’s actual knowledge, are the only such letters received from the OTS relating to the approval of the Conversion Application and the Holding Company Application and the effectiveness of the Prospectus and the clearing of the Proxy Statement), and have satisfied all conditions precedent to the issuance of the Securities and the Foundation Shares imposed upon them by the OTS under the terms of the OTS’s written approval of the Conversion Application and the Holding Company Application.

(xii)          The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta.

(xiii)         The deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

(xiv)        Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each of the Subsidiaries has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary as described in the Registration Statement and Prospectus are permitted to subsidiaries of a federally-chartered savings bank or federally-chartered mid-tier stock holding company, in the case of the Bank and the Mid-Tier Company, respectively, by the rules, regulations and practices of the OTS and the FDIC; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as disclosed in the Prospectus, is owned by the Mid-Tier Company or the Bank, as the case may be, free and clear of any security interest, mortgage, pledge, lien, or encumbrance.

(xv)         The OTS has approved the Conversion Application and the Holding Company Application; to such counsel’s actual knowledge, such approvals remain in full force and effect and no action by the OTS to suspend the effectiveness of such approvals or to suspend the Offerings is pending or threatened and no person has sought to obtain review of the final action of the OTS in approving the Conversion Application or the Holding Company Application; the Conversion Application and the Holding Company Application comply as to form in all material respects with the applicable requirements of the Form AC and Application H-(e)1-S, as the case may be (it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Conversion Application and the Holding Company Application, (ii) in passing upon the compliance as to form of the Conversion Application and the Holding Company Application, counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, and (iii) no opinion need be rendered with respect to the business plan or the appraisal report) and, to counsel’s actual knowledge, includes all documents required to be filed as exhibits thereto.

(xvi)        The execution and delivery of the Agreement, the incurrence of the obligations therein set forth, and the consummation of the transactions contemplated thereby, including the establishment of the Foundation and the contribution of the Foundation Shares and cash to the Foundation (i) have been duly authorized by all necessary corporate action on the part of each of the Company, the Mid-Tier Company, the MHC and the Bank, (ii) will not violate the articles of incorporation, charter or bylaws of the Company, the Mid-Tier Company, the MHC or the Bank, and (C) will not result in a breach or default, or result in the creation of any lien, charge or encumbrance under any agreement filed as an exhibit to the Registration Statement.

(xvii)       The Agreement constitutes the legal, valid and binding agreement of each of the Company, the Mid-Tier Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(xviii)      The Registration Statement has been declared effective by the Commission under the Securities Act, and such counsel has been advised by the Commission’s staff that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been initiated or threatened by the Commission.

(xix)         The Prospectus has been declared effective by the OTS and the Proxy Statement has been cleared by the OTS and such counsel has been advised by the OTS’ staff that no order suspending the effectiveness of the Prospectus or the clearance of the Proxy Statement has been issued by the OTS and no proceedings for such purpose have been initiated or threatened by the OTS.

(xx)          No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities pursuant to the Plan, except as may be required under the securities or “Blue Sky” laws of various jurisdictions as to which no opinion need be rendered.

(xxi)         At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the applicable requirements under the Securities Act and the Securities Act Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete, except as otherwise set forth in paragraph (xxiv).

(xxii)        The form of certificate used to evidence the Common Stock complies with the requirements of federal laws and regulations.

(xxiii)       To such counsel’s actual knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

(xxiv)       The statements in the Prospectus under the captions “Risk Factors—Risks Related to this Offering—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits,” “Our Dividend Policy,” “Regulation and Supervision,” “Federal and State Taxation,” “The Acquisition of Patapsco Bancorp,” “The Conversion and Stock Offering,” “Restrictions on the Acquisition of Bradford Bancorp and Bradford Bank,” and “Description of Bradford Bancorp Capital Stock,” insofar as they purport to summarize matters of law or to describe documents referred to therein, are accurate summaries and descriptions in all material respects.

(xxv)        To such counsel’s actual knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto that are not described or filed, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement or covenant contained in any contract or document so described or filed.

(xxvi)       The Plan and funding of the Foundation have been duly authorized by all necessary corporate action by the Company, the Mid-Tier Company, the MHC and the Bank.

(xxvii)      To such counsel’s actual knowledge, the Company, the Mid-Tier Company, the MHC and the Bank are currently not in violation of their respective articles of incorporation, charters and bylaws.

(xxviii)     The Company is not and, after giving effect to the offer and sale of the Securities and the application of the net proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxix)       The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of the Home Owners’ Loan Act as a result of the issuance of the Foundation Shares to it; no approvals are required to establish the Foundation and to contribute the Foundation Shares thereto other than those set forth in the written notice of approval of the Conversion Application, copies of which were provided to the Agent prior to the Closing Time; and the issuance of the Foundation Shares to the Foundation has been registered under the Securities Act pursuant to the Registration Statement.

(xxx)        The Company, the Mid-Tier Company, the MHC and the Bank have the power and authority to consummate the transactions contemplated by the Merger Agreement.

(xxxi)       The Merger Agreement has been duly authorized and approved by the Board of Directors of each of the Company, the Mid-Tier Company, the MHC and the Bank, and the Merger Agreement and the transactions contemplated thereby have been approved by the requisite vote of the Company, the Mid-Tier Company, the MHC and the Bank’s stockholders or members, as applicable, and duly authorized, executed and delivered by the Company, the Mid-Tier Company, the MHC and the Bank, and the Merger Agreement constitutes the valid and binding obligation of the Company, the Mid-Tier Company, the MHC and the Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(xxxii)      All acts, required to be taken by or on the part of the Company, the Mid-Tier Company, the MHC and the Bank, including the approval of the Merger Agreement by the stockholders or members, as applicable, of the Company, the Mid-Tier Company, the MHC and the Bank, and the necessary approvals, consents, authorizations or notification required to be taken to consummate the transactions contemplated by the Merger Agreement, have been properly taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the articles of incorporation, charter or bylaws of the Company, the Mid-Tier Company, the MHC and the Bank; or (ii) to the knowledge of such counsel, except as specifically contemplated by the Merger Agreement, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of the Company, the Mid-Tier Company, the MHC and the Bank pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company, the Mid-Tier Company, the MHC and the Bank are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to the Company, the Mid-Tier Company, the MHC and the Bank, which would have a Material Adverse Effect (as defined in Article I of the Merger Agreement) on the Company, the Mid-Tier Company, the MHC and the Bank; no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, is required for the consummation by the Company, the Mid-Tier Company, the MHC and the Bank of the transactions contemplated by the Merger Agreement, other than those that have been obtained.

(xxxiii)     To such counsel’s knowledge, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

(xxxiv)     To such counsel’s knowledge, there is no legal impediment to the continued operation by the Company and the Bank of the properties and business of Patapsco or Patapsco Bank in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

(xxxv)      All conditions set forth in Sections 6.1 and 6.3 of the Merger Agreement that relate to the Company, the Mid-Tier Company, the MHC and the Bank have been satisfied, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger received by the Company, the Mid-Tier Company, the MHC and the Bank have expired and, to such counsel’s knowledge, there are no facts or circumstances which would legally preclude the Company, the Mid-Tier Company, the MHC and the Bank from immediately consummating the Merger pursuant to the Merger Agreement.

EXHIBIT 2

Exhibit 2 to Agency Agreement

The favorable opinion, dated as of the Closing Time, of Luse Gorman Pomerenk & Schick, P.C., counsel for the Patapsco Parties, to the effect that:

(i)            Patapsco is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and Patapsco Bank is a Maryland-chartered commercial bank duly organized and validly existing under the laws of the State of Maryland.

(ii)           Patapsco and Patapsco Bank have the power and authority to carry on their business as described in the Prospectus and to consummate the transactions contemplated by the Merger Agreement.

(iii)          The Merger Agreement has been duly authorized and approved by the Board of Directors of each of Patapsco and Patapsco Bank, and the Merger Agreement and the transactions contemplated thereby have been approved by the requisite vote of Patapsco’s stockholders and duly authorized, executed and delivered by Patapsco, and the Merger Agreement constitutes the valid and binding obligation of Patapsco and Patapsco Bank, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(iv)          All acts, required to be taken by or on the part of Patapsco and Patapsco Bank, including the approval of the Merger Agreement by the stockholders of Patapsco, and the necessary approvals, consents, authorizations or notification required to be taken to consummate the transactions contemplated by the Merger Agreement, have been properly taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the articles of incorporation or bylaws of Patapsco or Patapsco Bank; or (ii) to the knowledge of such counsel, except as specifically contemplated by the Merger Agreement, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of Patapsco or Patapsco Bank pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which Patapsco or Patapsco Bank are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to Patapsco or Patapsco Bank, which would have a Material Adverse Effect (as defined in Article I of the Merger Agreement) on Patapsco;  no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body, is required for the consummation by Patapsco or Patapsco Bank of the transactions contemplated by the Merger Agreement other than those that have been obtained.

(v)           To such counsel’s knowledge, there are no actions, suits, proceedings or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

(vi)          To such counsel’s knowledge, there is no legal impediment to the continued operation of the properties and business of Patapsco or Patapsco Bank in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

(vii)         All conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement that relate to Patapsco or Patapsco Bank have been satisfied, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger received by Patapsco and Patapsco Bank have expired and, to such counsel’s knowledge, there are no facts or circumstances which would legally preclude Patapsco from immediately consummating the Merger pursuant to the Merger Agreement.

(viii)        At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the applicable requirements under the Securities Act and the Securities Act Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete.

EXHIBIT 3

Exhibit 3 to the Agency Agreement

The favorable opinion, dated as of the Closing Time, of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Agent, to the effect that:

(i)            The Company has been duly organized and is validly existing as a corporation in good standing chartered under the laws of the State of Maryland.

(ii)           The Mid-Tier Company has been duly organized and is validly existing as a stock holding company chartered under the laws of the United States of America.

(iii)          The MHC has been duly organized and is validly existing as a federal mutual holding company chartered under the laws of the United States of America.

(iv)          The Bank has been duly organized and is validly existing as a savings bank chartered under the laws of the United States of America.

(v)           The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of serial preferred stock, par value $.01 per share, of which no shares are issued and outstanding; immediately upon consummation of the Offerings, the issuance of the Foundation Shares to the Foundation, and the issuance of the Merger Shares pursuant to the Merger Agreement, all of the issued and outstanding shares of the Company will be within the range set forth in the Prospectus under “Capitalization.”

(vi)          The authorized capital stock of the Bank consists of 1,000 shares of common stock, and the issued and outstanding capital stock of the Bank is 100 shares of common stock, all of which are owned beneficially and of record by the Mid-Tier Company free and clear of any security interest, mortgage, pledge, lien or encumbrance, and upon completion of the Reorganization, all of which will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien or encumbrance.  All of the issued and outstanding capital stock of the Bank has been duly authorized, validly issued and fully paid and nonassessable and was exempt from registration under the Securities Act pursuant to Section 3(a)(5) thereof.

(vii)         The Securities, the Foundation Shares and the Merger Shares have been duly authorized for issuance and sale; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be validly issued, fully paid and nonassessable.  The Merger Shares, when issued and delivered by the Company pursuant to the Merger Agreement against payment of the consideration calculated as set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

(viii)        The Agreement constitutes the legal, valid and binding agreement of each of the Company, the Mid-Tier Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, and subject to the qualification that (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforceability of creditors’ rights generally or the rights of creditors of savings banks or financial institutions, the accounts of which are insured by the FDIC, and (ii) enforcement thereof is subject to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability of injunctive relief and enforceability of equitable remedies, including the remedies of specific performance and self-help.

(ix)           The Registration Statement has been declared effective by the Commission under the Securities Act, and such counsel has been advised by the Commission’s staff that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been initiated or threatened by the Commission.

(x)            At the time the Registration Statement became effective, the Registration Statement complied as to form in all material respects with the applicable requirements under the Securities Act and the Securities Act Regulations; it being understood, however, that (i) no opinion need be rendered with respect to the financial statements or other financial and statistical data included in, or omitted from, the Registration Statement and (ii) in passing upon the compliance as to form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete.